Exhibit 32

Certification by the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002

I, A. Jay Meyerson, Chief Executive Officer, and I, Ronald J. Nicolas, Jr., Chief Financial Officer, of Aames Investment Corporation, a Maryland corporation (the “Company”), each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Company’s periodic report on Form 10-Q for the quarter ended September 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

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CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ A. Jay Meyerson	/s/ Ronald J. Nicolas, Jr.
A. Jay Meyerson	Ronald J. Nicolas, Jr.

Date: November 15, 2004	Date: November 15, 2004

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.